Exhibit 99.1

Matson Oppenheimer Industrial Growth Conference May 8, 2018

Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of today, May 8, 2018. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 13-21 of our 2017 Form 10-K filed on February 23, 2018, and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.2 Oppenheimer Industrial Growth Conference

Matson: At-a-Glance OCEAN TRANSPORTATION A leading U.S. carrier in the Pacific Lifeline to economies of Hawaii, Alaska and Guam Niche, premium, expedited service from China to Southern California 35% ownership in SSAT that operates 7 West Coast terminals LOGISTICS Top 10 integrated, asset-light logistics services Freight forwarding, rail intermodal, highway brokerage and warehousing Leverages Matson and Span Alaska brands Scalable model with high ROIC See Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics (1) Net Income in 2017 includes the benefit of a one-time, non-cash adjustment of $155.0 million related to the enactment of the Tax Cuts and Jobs Act. Operating Income, Net Income and EBITDA Financial Return Metrics (1) (1) $0 $50 $100 $150 $200 $250 $300 $350 2012 2013 2014 2015 2016 2017 $ in millions Operating Income Net Income EBITDA (1) 0% 10% 20% 30% 40% 50% 2012 2013 2014 2015 2016 2017 Return on Equity (ROE) Return on Invested Capital (ROIC) Oppenheimer Industrial Growth Conference 3 may 8, 2018 OCEAN TRANSPORTATION LOGISTICS Financial Return Metrics Operating Income, Net Income and EBITDA

Matson Today: Connecting the Pacific Oppenheimer Industrial Growth Conference may 8, 2018 anchorage dutch harbor kdiak seattle Tacoma concord(HQ) Oakland corporate office salt lake city Chicago akron Philadelphia phoenix customer service center savannah Houston dallas la/long beach honolulu headquarters shanghal Okinawa Ningbo Xiamen hong kong saipan/tinian/rota guam Okinawa palau yap chuuk pohnpel ebeye/Kwajalein Kosrae majuro Nauru Honiara fiji samoa American samoa vav’u nlue aitutaki Tahiti rarotonga nuku’alofa Brisbane Sydney Melbourne Auckland Hawaii nawiliwili Honolulu Kahului headquarters kawaihae hilo matson offices non-office ports of call matson logistics offices matson  4

Investment Highlights Unique Network Connecting the Pacific Providing critical supply lifelines to island economies throughout the Pacific Strong market positions in attractive niche markets with multi-decade customer relationships Dual head-haul economics on China service Dedicated terminals with best-in-class truck turns and unmatched cargo availability World-Class Operator and Premium Service Provider Well-maintained fleet with industry-leading on-time performance Hawaii Neighbor Island barge fleet and Micronesia feeder vessels create hub-and-spoke efficiency Fastest transit and cargo availability creates competitive advantage and premium rates for China service Fastest transit time to Guam from U.S. West Coast with superior on-time performance Stable, Growing and Defensible Cash Flow Generation Increasingly diversified earnings from distinct tradelane service routes Financial strength to invest in fleet renewal and equipment, pursue strategic opportunities and return capital to shareholders Commitment to Investing in Businesses Investing approximately $1 billion in Hawaii fleet renewal and supporting infrastructure Nearly $700 million in investments for Alaska entry over last 3 years Commitment to Returning Cash to Shareholders Over $225 million returned to shareholders through share repurchases and dividends since becoming public in 2012 Compelling dividend yield with dividend growth history Strong Balance Sheet Investment grade credit metrics Balance sheet strength leads to low cost of capital Oppenheimer Industrial Growth Conference 5 may 8, 2018 matson

Market and Service Leader to Hawaii

Overview of Service

- 3.5 calls per week into Hawaii with inbounds from LA, OAK and SEA
- Operate a dedicated neighbor island barge service, which is a key service differentiator
- Key Westbound customer verticals:
  - Food and beverage
  - Retail merchandise
  - Construction

Matson's Focus

- Maintain industry-leading market position
- Maintain reliability as the #1 ocean carrier to Hawaii
- Manage transition of new vessels into fleet
- Minimize disruption for customers as new vessels come into service and Sand Island port development progresses

Current 10-Ship Deployment



Seattle
Oakland
LA/Long Beach
2 ships
1 ship
1 ship
1 ship
5 ships
Honolulu

- 9-ship deployment offers:
  - 2 weekly Long Beach departures
  - 2 weekly fixed-day Oakland departures
  - 1 weekly Seattle departure

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Matson.

Hawaii Fleet Renewal Program Nearly $925 million to be invested in 4 new vessels to power the Hawaii tradelane for decades. Vessel Delivery Estimate Percent of Completion(1) Milestone Payments Remaining ($ in millions)(2) Useable Cargo Capacity TEUs Reefer Slots Autos Daniel K. Inouye 3Q ’18 91% $ 21.7 3,220 408 - Kaimana Hila 1Q ’19 53% $ 89.0 3,220 408 - Lurline 4Q ’19 15% $ 180.9 2,750 432 500 Matsonia 2Q ‘20 0% $ 221.5 2,750 432 500 Source: Management As of April 30, 2018. As of March 31, 2018. Excludes capitalized interest and owner’s items. The Daniel K. Inouye in the water on February 23, 2018. Expected fleet renewal benefits Optimal Hawaii vessel fleet size Completes Hawaii fleet renewal and removes reliance on near-end-of-life steamships Improves fleet reliability Improves weekly capacity balance First block in the dock on the Kaimana Hila. Oppenheimer Industrial Growth Conference 7 may 8, 2018

Financial Benefits of New Vessels

For the current 10-ship deployment, expect the annual financial benefits of the new vessels to be approximately $28 to $31 million with almost all of the benefits beginning after the arrival of the 3rd vessel in 4Q19.

	$ in millions		
Reduction in Operating Costs (annual)(1)			
Lower vessel operating costs (ex-fuel) (2)	$ 8	-	$ 9
Improved auto/rolling stock efficiencies (3)	7	-	9
10-ship deployment reduced to 9-ships (4)	13	-	13
Sub-total Reduction in Operating Costs (annual)	$ 28	-	$ 31
11-ship deployment reduced to 10 ships (5)	12	-	14
Total Reduction in Operating Costs (annual)	$ 40	-	$ 45
Net Reduction in Depreciation and Amortization (annual) (6)	$ 5	-	$ 8

(1) Magnitude and timing of benefits subject to change based on fleet configuration and in-service timing. Actual operating costs may vary compared to those used. Analysis excludes the net effects of fuel and any changes in volume.
(2) When all four of the new vessels are fully deployed on an annual basis.
(3) Only applicable to the two Kanaloa Class vessels.
(4) Currently projected to occur in the fourth quarter of 2019.
(5) Not currently applicable given Hawaii volume currently served with a 10-ship deployment. This amount represents future potential savings in higher Hawaii volume scenarios that would have required an 11-ship deployment.
(6) Expected reduction in annual depreciation and amortization from four new vessels compared to seven existing steamships that will be scrapped.

8 | Oppenheimer Industrial Growth Conference | May 8, 2018 Matson.

China Expedited Service

Overview of Service

- Weekly service from Ningbo/Shanghai to Long Beach
  - Uniquely focused on U.S. arrival day
- A premium service providing an alternative to deferred air freight and other ocean carriers
  - 4-to-6 day service disadvantage to deferred air freight
  - 5-to-10 day service advantage over other ocean carriers
- Dedicated terminal space in Long Beach with off-dock container yard
- Key customer verticals:
  - Garments
  - Footwear
  - Tightly managed supply chains

Matson's Focus

- Maintain reliability as a premium service provider
- Attract new customers away from air freight

#1 Transpacific Service

Since 2006

- *10-day express service from Shanghai – 12 days from Ningbo*
- *12-year record of consistent, unmatched reliability and predictability*
- *Exclusive use Long Beach terminal – unrivaled speed*
- *100% next-day cargo availability on owned and operated chassis at bonded off-dock facility*


Port of
Long Beach
N
Easy access off-dock container yard

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Matson.

Alaska Service Twice weekly service to Anchorage, Kodiak Weekly service into Dutch Harbor Matson is the only U.S. containership operator serving Kodiak and Dutch Harbor Key customer segments: Food and beverage (NB) Retail (NB) Seafood (SB) Span Alaska an important driver of business Leverage industry-leading customer service, financial strength and investment in trade Expand penetration of national account/ cross-trade customers Overview of Service Matson’s Focus Current 3-Ship Deployment Oppenheimer Industrial Growth Conference may 8, 2018 10 alaska anchorage Kodiak dutch harbor Tacoma ald: Tacoma-anchorage-kodiak dutch harbor Tacoma ala: matson

Guam Service Weekly service to Guam as part of CLX service Significant transit advantage Provide feeder vessel services from Guam to the islands of Micronesia Key customer segments: Military Food and retail Household goods Leverage transit advantage and service reliability Fight for every piece of freight Identify and secure construction projects Overview of Service Matson’s Focus On-time Performance (2017) Source: Management estimates. Note: On-time performance within 59 minutes 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% APL Matson Oppenheimer Industrial Growth Conference 11 may 8, 2018

SSAT Joint Venture Matson owns a 35% interest in SSA Terminals, LLC (SSAT), the leading U.S. West Coast terminal operator SSAT provides terminal and stevedoring services to carriers at 7 terminal facilities Services provided to Matson at terminals in Long Beach, Oakland, Seattle, and Tacoma Long Beach: fastest cargo availability from China Record contribution from the JV in 2017 New container volume from Oakland terminal International alliance realignments proved to be beneficial SSAT JV Equity Income (Loss) -$10 $0 $10 $20 $30 2012 2013 2014 2015 2016 2017 $ in millions Oppenheimer Industrial Growth Conference 12 may 8, 2018 matson

Matson’s Terminals Truck Turn Times (2017) Industry averages 1 – 2 hours Source: Management estimates. Guaranteed berths / cranes at dedicated terminals used by Matson(1) Helps to quick turn our vessels and maintain schedule Matson’s turn times are at least 50% lower than the industry average Considered best-in-class Quick turns provide our customers the opportunity to do more business in a day Continuous improvement to drive down turn time (e.g., incorporating gate technology) Our terminals provide a number of competitive advantages to our truckers and customers. (1) Dedicated terminals in Oakland, Tacoma, Long Beach, and Honolulu. 0 5 10 15 20 25 30 LGB OAK SEA TAC HON Truck Processing Time (minutes) Oppenheimer Industrial Growth Conference 13 may 8, 2018 matson

Matson Logistics Overview of Services Transportation Brokerage Domestic and international rail intermodal services Long-haul and regional highway trucking services Less-than-truckload and expedited freight services Less-than-Container Load (LCL) and Freight Forwarding Span Alaska Warehouse Over 1.5 million sq. ft. across 4 buildings in attractive port-based locations PO management and NVOCC services Note: Acquired Span Alaska in 3Q 2016. Operating Income and Margin 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% $0 $5 $10 $15 $20 $25 2012 2013 2014 2015 2016 2017 Operating Margin Operating Income ($ in millions) Operating Income Operating Margin Oppenheimer Industrial Growth Conference 14 may 8, 2018 matson

Span Alaska Overview The market leader in Less-than-Container Load freight consolidation and forwarding services to the Alaska market. Asset-light logistics business Aggregates Less-than-Container Load (LCL) freight in Auburn, WA for consolidation and shipment to Alaska Move freight through a network of terminals in Alaska Enabling the transport of freight to all major population centers Ocean Transportation’s largest northbound freight customer Oppenheimer Industrial Growth Conference 15 may 8, 2018 matson fairbannks Wasilla anchorage(2) kenai Kodiak Juneau Alaska auburn Washington carrier of the year specialty ltl

Span Alaska Overview *(continued)*

- LCL freight accounts for ~50% of the Alaska NB ocean freight market
- Diversified end market: Wholesale Distribution, Retail & Household Goods, Construction & Building Materials, Food & Beverage, Government, Oil, Vehicles
- LCL FREIGHT
  - 80% of goods transported to the Auburn terminal by customer-owned vehicles
  - Handles general cargo, keep-from-freezing, freeze & chill, and hazardous material handling for LCL shipments
- TRUCK SERVICES
  - Complements core LCL services
  - Drayage services to/from the Port of Tacoma
  - Transportation services between Span Alaska's deconsolidation facilities and customers' final destinations in Alaska
- OTHER LOGISTICS SERVICES
  - Brokered freight consolidation in the Lower 48 states through agent terminal in Chicago


SPAN ALASKA



Span Alaska's Auburn, WA facility

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Matson.

Recent Organic Growth Initiatives Launched New Service to Okinawa, Japan (September 2017) • Leverages Matson’s U.S.-flagged network from U.S. West Coast through Honolulu and Guam Kwajalein Service • Expanded U.S.-flagged service to Kwajalein to strengthen position • Leverages Honolulu “hub” Launched New Service to Tahiti via Connecting Carrier Agreement (August 2017) • Further penetration of the South Pacific Express (SPX) service into Polynesia • Leverages our Pacific network from U.S. West Coast through Honolulu • In April 2018, announced that service has two Matson-dedicated vessels Logistics • Added to 53’ container fleet shanghai Ningbo Xiamen Okinawa hong kong palau guam saipan/tinian/rota yap chuuk pohnpei Kosrae ebeye/Kwajalein Kosrae majuro Nauru Honiara fiji samoa vav’u American samoa nuku’alofa niue aitutaki rarotonga Tahiti Honolulu la/long beach Oakland corporate office matson offices non-office ports of call Oppenheimer Industrial Growth Conference 17 may 8, 2018 matson

2018 Outlook (as of May 1, 2018) Outlook Items FY 2018 2Q 2018 Operating income: Ocean Transportation Modestly higher than $128.8 million achieved in FY 2017 To approach 2Q17 level of $39.0 million Logistics Moderately higher than $20.6 million achieved in FY 2017 Moderately higher than 2Q17 level of $6.9 million Depreciation and Amortization Approximately $132 million, including $36 million in dry-dock amortization - EBITDA Lower than FY 2017 level of $296.0 million - Interest Expense Approximately $23 million - GAAP Effective Tax Rate Approximately 28% for remaining 3 quarters; 42% in 1Q due to adjustment under Tax Cuts and Jobs Act(1) - (1) Includes a non-cash tax adjustment of $3.3 million resulting from a reduction in the alternative minimum tax receivable under the Tax Cuts and Jobs Act. Oppenheimer Industrial Growth Conference 18 may 8, 2018 matson

Appendix matson

Appendix – Non-GAAP Measures

Matson reports financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Return on Invested Capital ("ROIC"), Return on Equity ("ROE"), Total Debt-to-EBITDA and Net Debt-to-EBITDA.

	For the years ended December 31,					
($ in millions, except ROIC and ROE)	2012	2013	2014	2015	2016	2017
Total debt	$ 319.1	$ 286.1	$ 373.6	$ 429.9	$ 738.9	$ 857.1
Less: total cash and cash equivalents	(19.9)	(114.5)	(293.4)	(25.5)	(13.9)	(19.8)
Less: cash on deposit in Capital Construction Fund	-	-	(27.5)	-	(31.2)	(0.9)
Net debt	299.2	171.6	52.7	404.4	693.8	836.4
Net income	$ 45.9	$ 53.7	$ 70.8	$ 103.0	$ 81.4	$ 232.0[(1)]
Add: loss from discontinued operations	6.1	-	-	-	-	-
Add: income taxes	33.0	32.2	51.9	74.8	49.1	(106.8)[(1)]
Add: interest expense	11.7	14.4	17.3	18.5	24.1	24.2
Add: depreciation and amortization	95.4	91.0	90.1	105.8	135.4	146.6
EBITDA	192.1	191.3	230.1	302.1	290.0	296.0
Net income (A)	$ 45.9	$ 53.7	$ 70.8	$ 103.0	$ 81.4	$ 232.0[(1)]
Add: loss from discontinued operations	6.1	-	-	-	-	-
Add: interest expense (tax-effected)[(2)]	7.2	9.0	10.0	10.7	15.1	14.9
Total return (B)	59.2	62.7	80.8	113.7	96.5	246.9
Average total debt	$ 319.1[(3)]	$ 302.6	$ 329.9	$ 401.8	$ 584.4	$ 798.0
Average shareholders' equity (C)	279.9[(3)]	309.1	351.0	407.1	472.8	586.6
Total invested capital (D)	599.0[(3)]	611.7	680.9	808.9	1,057.2	1,384.6
ROIC = (B)/(D)	9.9%	10.3%	11.9%	14.1%	9.1%	17.8%
ROE = (A)/(C)	16.4%	17.4%	20.2%	25.3%	17.2%	39.6%

(1) Includes the benefit of a one-time, non-cash adjustment of $155.0 million related to the enactment of the Tax Cuts and Jobs Act.

(2) The effective tax rates each year in the period 2012-2017 were 38.8%, 37.5%, 42.3%, 42.1%, 37.6% and (85.3)%, respectively. In 2017, the adjusted effective tax rate, excluding the benefit of a one-time, non-cash adjustment related to the Tax Cuts and Jobs Act, would have been 38.5%.

(3) The 2012 calculation is based on total invested capital as of December 31, 2012 due to the timing of the separation from Alexander & Baldwin.

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Matson.